Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SECOND QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Company Reports $0.45 per Diluted Share from Continuing Operations

Compared to Earnings Guidance Range of $0.28 to $0.38

Out-performance Driven Primarily by Growth in Hospital Commercial Business,

Productivity Gains in Peoplefirst Rehabilitation and Improved Cost Controls Across the Organization

Company Maintains 2009 EPS Range of $1.35 to $1.45

Company Provides Third Quarter 2009 EPS Guidance Range of Breakeven to $0.05

LOUISVILLE, Ky. (August 4, 2009) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2009.

Second Quarter Highlights:

•	Consolidated revenues rose 5% to $1.1 billion

–	Each operating division reported revenue growth compared to last year

•	Diluted earnings per share reported at $0.45 compared to last year’s $0.49

–	Last year’s second quarter results included income of $0.10 per share related to certain items

•	Hospital operating income grew 6% in the second quarter

–	Both reported and same-store admissions grew 2% compared to last year’s second quarter

–	Operating results included approximately $4 million of Medicare reimbursement cuts that became effective on June 3, 2009

•	Nursing center results in line with expectations

–	Revenue quality mix improved to 58.9% from 57.4% in the second quarter of 2008

•	Peoplefirst rehabilitation services reported continued revenue growth and productivity gains

–	Quarterly revenues were up 13% from last year’s second quarter; operating income grew 34%

•	Financial liquidity strengthened during the quarter

–	Operating cash flows nearly doubled to $83 million from last year’s second quarter

–	Accounts receivable days outstanding declined to 55.0 from 57.3 at June 30, 2008

–	$58 million purchase of six unprofitable nursing centers financed primarily through operating cash flows

–	Long-term debt, net of excess cash, declined to $253 million at June 30, 2009 compared to $266 million at June 30, 2008

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300            www.kindredhealthcare.com

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2009 totaled $1.1 billion, an increase of 5% from last year’s second quarter. Income from continuing operations for the second quarter of 2009 totaled $17.5 million or $0.45 per diluted share compared to $19.5 million or $0.49 per diluted share in the second quarter last year.

Operating results for the second quarter of 2008 included certain items that, in the aggregate, increased net income by $4.0 million or $0.10 per diluted share. These items included pretax income of $8.3 million related to the favorable settlement of a prior year nursing center Medicaid cost report dispute and a pretax charge of $1.9 million related to a prior period rent escalator adjustment for ten leased facilities.

For the six months ended June 30, 2009, consolidated revenues increased 4% to $2.1 billion compared to the first half of 2008. Income from continuing operations totaled $40.9 million or $1.05 per diluted share for the first six months of 2009 compared to $36.7 million or $0.94 per diluted share in the same period a year ago.

Consolidated operating results for the first half of 2008 included the items discussed above that increased net income by approximately $4.0 million or $0.10 per diluted share.

Discontinued Operations

During the past several years, the Company has entered into transactions to divest unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods. As previously announced, the Company completed a transaction with Ventas, Inc. (“Ventas”) (NYSE:VTR) on June 30, 2009 in which the Company purchased for resale six unprofitable nursing centers.

In the second quarter of 2009, the Company reported a loss from discontinued operations totaling $0.9 million or $0.02 per diluted share compared to a loss of $0.5 million or $0.01 per diluted share in the second quarter of 2008.

For the first six months of 2009, the Company reported a loss from discontinued operations of $1.5 million or $0.04 per diluted share compared to a loss of $3.0 million or $0.08 per diluted share in the first half of 2008.

In the second quarter of 2009, the Company recorded a net loss of $24.0 million or $0.62 per diluted share related to the divestiture transaction with Ventas. The Company expects to sell the six nursing centers acquired from Ventas and the related operations as soon as practicable and generate approximately $25 million in cash proceeds. In the second quarter of 2008, the Company recorded a net gain of $2.7 million or $0.07 per diluted share related to the divestiture of discontinued operations.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report solid second quarter performance in each of our three operating divisions. Our efforts to improve the quality of our services and retain and develop our team have enabled us to continue to grow revenues and manage costs in an otherwise difficult operating and reimbursement environment.”

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

Commenting on the Company’s second quarter operations, Mr. Diaz noted, “Growth in hospital operating income was driven primarily by 12% growth in non-government admissions and favorable commercial pricing as we continued to demonstrate the value of our hospital services to commercial payors. Excluding the favorable prior year Medicaid cost report settlement, our nursing center revenues grew 4% and operating income was in line with our expectations for the quarter. Peoplefirst rehabilitation services continued to achieve solid revenue growth and strong productivity gains that drove operating income growth of 34% compared to the second quarter last year. Furthermore, our focus on cost management across the organization was a major factor in our second quarter success.”

Mr. Diaz further noted, “The significant growth in operating cash flows in the first half of this year has further improved our financial liquidity. Looking forward, we will continue to focus on maximizing cash flows to fund our growth initiatives and reduce our leverage.”

2009 Earnings Guidance – Continuing Operations

The Company maintained its 2009 earnings guidance for continuing operations. The Company expects consolidated revenues for 2009 to approximate $4.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $578 million to $584 million. Rent expense is expected to approximate $353 million, while depreciation, amortization and net interest expense are expected to approximate $134 million. Income from continuing operations for 2009 is expected to approximate $54 million to $57 million or $1.35 to $1.45 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the third quarter of 2009, estimating diluted earnings per share between breakeven to $0.05 per diluted share (based upon diluted shares of 39 million). Management’s estimated third quarter earnings range includes the expected impact of a $2 million favorable income tax adjustment.

The Company indicated that the earnings guidance reflects the estimated impact of the final rules issued by the Centers for Medicare and Medicaid Services (“CMS”) on July 31, 2009 related to payment rates for long-term acute care (“LTAC”) hospitals and nursing centers. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

Mr. Diaz noted, “We remain focused on our strategic operating plan and improving our core operations. As in the past, we expect some seasonal weakness in the third quarter, particularly in our hospital business, followed by stronger fourth quarter performance.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2009 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held August 5, 2009 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 1:00 p.m. on August 5 by dialing (719) 457-0820, access code: 2430834. The replay will be available through August 14.

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the effects of healthcare reform, legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (c) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (d) failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (h) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (l) the Company’s ability to attract and retain key executives and other healthcare personnel; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; and (s) the Company’s

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,500 employees in 41 states. At June 30, 2009, Kindred through its subsidiaries provided healthcare services in 653 locations, including 82 long-term acute care hospitals, 222 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 349 non-affiliated facilities. Ranked first in Fortune magazine’s Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues	$1,073,054	$1,026,041	$2,142,528	$2,060,516

Income from continuing operations	$17,538	$19,477	$40,879	$36,687
Discontinued operations, net of income taxes:
Loss from operations	(897)	(528)	(1,478)	(3,048)
Gain (loss) on divestiture of operations	(24,051)	2,712	(24,051)	2,712

Net income (loss)	$(7,410)	$21,661	$15,350	$36,351

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.45	$0.50	$1.05	$0.95
Discontinued operations:
Loss from operations	(0.02)	(0.01)	(0.04)	(0.08)
Gain (loss) on divestiture of operations	(0.62)	0.07	(0.62)	0.07

Net income (loss)	$(0.19)	$0.56	$0.39	$0.94

Diluted:
Income from continuing operations	$0.45	$0.49	$1.05	$0.94
Discontinued operations:
Loss from operations	(0.02)	(0.01)	(0.04)	(0.08)
Gain (loss) on divestiture of operations	(0.62)	0.07	(0.62)	0.07

Net income (loss)	$(0.19)	$0.55	$0.39	$0.93

Shares used in computing earnings (loss) per common share:
Basic	38,307	37,714	38,246	37,579
Diluted	38,415	38,474	38,366	38,273

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues	$1,073,054	$1,026,041	$2,142,528	$2,060,516

Salaries, wages and benefits	620,830	587,416	1,236,048	1,179,656
Supplies	83,912	80,769	164,248	158,603
Rent	86,882	85,860	172,083	169,483
Other operating expenses	221,755	213,544	442,160	437,517
Other income	(2,823)	(5,167)	(5,695)	(9,884)
Depreciation and amortization	31,355	30,545	61,845	61,103
Interest expense	2,229	2,907	4,707	7,828
Investment income	(1,033)	(2,335)	(2,508)	(5,582)

	1,043,107	993,539	2,072,888	1,998,724

Income from continuing operations before income taxes	29,947	32,502	69,640	61,792
Provision for income taxes	12,409	13,025	28,761	25,105

Income from continuing operations	17,538	19,477	40,879	36,687
Discontinued operations, net of income taxes:
Loss from operations	(897)	(528)	(1,478)	(3,048)
Gain (loss) on divestiture of operations	(24,051)	2,712	(24,051)	2,712

Net income (loss)	$(7,410)	$21,661	$15,350	$36,351

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.45	$0.50	$1.05	$0.95
Discontinued operations:
Loss from operations	(0.02)	(0.01)	(0.04)	(0.08)
Gain (loss) on divestiture of operations	(0.62)	0.07	(0.62)	0.07

Net income (loss)	$(0.19)	$0.56	$0.39	$0.94

Diluted:
Income from continuing operations	$0.45	$0.49	$1.05	$0.94
Discontinued operations:
Loss from operations	(0.02)	(0.01)	(0.04)	(0.08)
Gain (loss) on divestiture of operations	(0.62)	0.07	(0.62)	0.07

Net income (loss)	$(0.19)	$0.55	$0.39	$0.93

Shares used in computing earnings (loss) per common share:
Basic	38,307	37,714	38,246	37,579
Diluted	38,415	38,474	38,366	38,273

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$39,727	$140,795
Cash—restricted	5,305	5,104
Insurance subsidiary investments	156,932	196,983
Accounts receivable less allowance for loss	660,526	611,032
Inventories	22,122	22,325
Deferred tax assets	76,351	58,296
Income taxes	1,197	47,257
Other	21,132	20,843

	983,292	1,102,635

Property and equipment	1,459,746	1,392,636
Accumulated depreciation	(710,574)	(656,676)

	749,172	735,960

Goodwill	74,306	72,244
Intangible assets less accumulated amortization	63,973	64,367
Assets held for sale	32,197	7,786
Insurance subsidiary investments	52,196	48,610
Deferred tax assets	106,206	100,751
Other	54,286	49,408

	$2,115,628	$2,181,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$155,276	$178,246
Salaries, wages and other compensation	282,734	281,542
Due to third party payors	23,369	33,122
Professional liability risks	49,677	55,447
Other accrued liabilities	80,468	76,832
Long-term debt due within one year	83	81

	591,607	625,270

Long-term debt	274,791	349,433
Professional liability risks	209,116	187,804
Deferred credits and other liabilities	106,149	104,279

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,018 shares—June 30, 2009 and 38,909 shares—December 31, 2008	9,754	9,727
Capital in excess of par value	815,439	812,141
Accumulated other comprehensive loss	(3,304)	(3,619)
Retained earnings	112,076	96,726

	933,965	914,975

	$2,115,628	$2,181,761

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(7,410)	$21,661	$15,350	$36,351
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,714	31,269	62,519	62,674
Amortization of stock-based compensation costs	2,660	3,626	5,099	7,395
Provision for doubtful accounts	7,631	6,788	14,647	15,160
Deferred income taxes	(7,328)	(8,429)	(9,507)	(13,147)
(Gain) loss on divestiture of discontinued operations	24,051	(2,712)	24,051	(2,712)
Other	32	(517)	236	(1,093)
Change in operating assets and liabilities:
Accounts receivable	22,274	17,997	(64,141)	(84,146)
Inventories and other assets	(2,026)	2,714	(9,561)	(4,458)
Accounts payable	(2,383)	(11,382)	(10,268)	(11,030)
Income taxes	2,878	(2,612)	46,101	38,984
Due to third party payors	(19,154)	(11,316)	(9,753)	(14,807)
Other accrued liabilities	30,331	(3,133)	22,261	4,989

Net cash provided by operating activities	83,270	43,954	87,034	34,160

Cash flows from investing activities:
Purchase of property and equipment	(38,896)	(39,920)	(78,882)	(64,860)
Acquisitions	(59,793)	(24,325)	(75,397)	(26,405)
Sale of assets	—	20,760	—	27,239
Purchase of insurance subsidiary investments	(22,415)	(33,835)	(58,672)	(69,068)
Sale of insurance subsidiary investments	25,927	28,034	80,019	66,933
Net change in insurance subsidiary cash and cash equivalents	(4,783)	(1,525)	15,675	38,428
Change in other investments	2,000	7,000	2,000	7,000
Other	5,347	194	4,394	1,288

Net cash used in investing activities	(92,613)	(43,617)	(110,863)	(19,445)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	266,100	353,100	656,900	728,100
Repayment of borrowings under revolving credit	(359,900)	(343,500)	(731,500)	(737,700)
Repayment of long-term debt	(20)	(19)	(40)	(38)
Repayment of capital lease obligation	—	(15,993)	—	(16,268)
Payment of deferred financing costs	(118)	(48)	(427)	(179)
Issuance of common stock	—	5,056	—	5,778
Other	(442)	2,991	(2,172)	(8,469)

Net cash provided by (used in) financing activities	(94,380)	1,587	(77,239)	(28,776)

Change in cash and cash equivalents	(103,723)	1,924	(101,068)	(14,061)
Cash and cash equivalents at beginning of period	143,450	16,892	140,795	32,877

Cash and cash equivalents at end of period	$39,727	$18,816	$39,727	$18,816

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second

Revenues	$1,034,475	$1,026,041	$997,129	$1,036,219	$1,069,474	$1,073,054

Salaries, wages and benefits	592,240	587,416	597,216	597,291	615,218	620,830
Supplies	77,834	80,769	77,766	80,780	80,336	83,912
Rent	83,623	85,860	84,865	84,325	85,201	86,882
Other operating expenses	223,973	213,544	207,773	209,093	220,405	221,755
Other income	(4,717)	(5,167)	(4,313)	(3,210)	(2,872)	(2,823)
Depreciation and amortization	30,558	30,545	29,174	29,745	30,490	31,355
Interest expense	4,921	2,907	3,710	3,835	2,478	2,229
Investment income	(3,247)	(2,335)	(671)	(843)	(1,475)	(1,033)

	1,005,185	993,539	995,520	1,001,016	1,029,781	1,043,107

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	39,693	29,947
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	16,352	12,409

Income from continuing operations	17,210	19,477	2,119	21,654	23,341	17,538
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,520)	(528)	(1,321)	970	(581)	(897)
Gain (loss) on divestiture of operations	—	2,712	(22,058)	(1,430)	—	(24,051)

Net income (loss)	$14,690	$21,661	$(21,260)	$21,194	$22,760	$(7,410)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.45	$0.50	$0.05	$0.56	$0.60	$0.45
Discontinued operations:
Income (loss) from operations	(0.07)	(0.01)	(0.03)	0.02	(0.02)	(0.02)
Gain (loss) on divestiture of operations	—	0.07	(0.57)	(0.04)	—	(0.62)

Net income (loss)	$0.38	$0.56	$(0.55)	$0.54	$0.58	$(0.19)

Diluted:
Income from continuing operations	$0.44	$0.49	$0.05	$0.55	$0.60	$0.45
Discontinued operations:
Income (loss) from operations	(0.06)	(0.01)	(0.03)	0.03	(0.02)	(0.02)
Gain (loss) on divestiture of operations	—	0.07	(0.56)	(0.04)	—	(0.62)

Net income (loss)	$0.38	$0.55	$(0.54)	$0.54	$0.58	$(0.19)

Shares used in computing earnings (loss) per common share:
Basic	37,444	37,714	38,034	38,123	38,184	38,307
Diluted	38,061	38,474	38,894	38,265	38,315	38,415

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Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$476,167	$461,064	$434,774	$465,317	$492,509	$487,145

Health services division	519,543	525,162	521,074	527,518	529,942	537,545

Rehabilitation division	104,499	106,318	106,796	109,707	117,647	120,450

	1,100,209	1,092,544	1,062,644	1,102,542	1,140,098	1,145,140

Eliminations	(65,734)	(66,503)	(65,515)	(66,323)	(70,624)	(72,086)

	$1,034,475	$1,026,041	$997,129	$1,036,219	$1,069,474	$1,073,054

Income from continuing operations:
Operating income (loss):
Hospital division	$96,802	$85,886	$64,818	$97,861	$100,899	$91,027

Health services division	73,291	87,962	79,133	81,428	75,574	79,522

Rehabilitation division	11,486	10,178	7,448	8,959	15,453	13,599

Corporate:
Overhead	(34,931)	(33,200)	(30,937)	(33,951)	(34,087)	(33,586)
Insurance subsidiary	(1,503)	(1,347)	(1,775)	(2,032)	(1,452)	(1,182)

	(36,434)	(34,547)	(32,712)	(35,983)	(35,539)	(34,768)

Operating income	145,145	149,479	118,687	152,265	156,387	149,380
Rent	(83,623)	(85,860)	(84,865)	(84,325)	(85,201)	(86,882)
Depreciation and amortization	(30,558)	(30,545)	(29,174)	(29,745)	(30,490)	(31,355)
Interest, net	(1,674)	(572)	(3,039)	(2,992)	(1,003)	(1,196)

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	39,693	29,947
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	16,352	12,409

	$17,210	$19,477	$2,119	$21,654	$23,341	$17,538

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second
Rent:
Hospital division	$35,907	$37,750	$36,461	$36,198	$36,445	$36,834

Health services division	46,326	46,611	46,972	46,703	47,274	48,565

Rehabilitation division	1,358	1,393	1,405	1,399	1,451	1,459

Corporate	32	106	27	25	31	24

	$83,623	$85,860	$84,865	$84,325	$85,201	$86,882

Depreciation and amortization:
Hospital division	$11,303	$11,455	$11,719	$13,673	$12,512	$13,018

Health services division	13,892	13,292	11,536	9,925	11,685	12,038

Rehabilitation division	387	485	547	546	547	549

Corporate	4,976	5,313	5,372	5,601	5,746	5,750

	$30,558	$30,545	$29,174	$29,745	$30,490	$31,355

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$13,556	$20,022	$19,736	$15,903	$14,330	$17,730

Health services division	7,135	10,744	19,746	12,468	21,840	11,946

Rehabilitation division	282	280	271	329	190	172

Corporate:
Information systems	3,832	8,616	7,051	6,864	3,453	8,838
Other	135	258	489	960	173	210

	$24,940	$39,920	$47,293	$36,524	$39,986	$38,896

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	81	81	82	82	82	82
Number of licensed beds	6,358	6,358	6,428	6,482	6,520	6,520

Revenue mix %:
Medicare	57	56	54	55	56	55
Medicaid	9	9	11	11	10	10
Medicare Advantage	8	9	9	10	10	11
Commercial insurance and other	26	26	26	24	24	24

Admissions:
Medicare	7,920	7,268	6,786	7,054	7,421	7,117
Medicaid	1,034	1,008	1,148	1,043	1,052	1,053
Medicare Advantage	901	849	869	968	1,094	1,091
Commercial insurance and other	1,814	1,799	1,748	1,727	1,921	1,869

	11,669	10,924	10,551	10,792	11,488	11,130

Admissions mix %:
Medicare	68	67	64	65	65	64
Medicaid	9	9	11	10	9	9
Medicare Advantage	8	8	8	9	9	10
Commercial insurance and other	15	16	17	16	17	17

Patient days:
Medicare	216,737	210,064	188,832	190,794	197,377	197,203
Medicaid	50,335	50,676	54,108	53,304	50,868	50,485
Medicare Advantage	28,453	29,219	28,529	31,744	35,229	36,806
Commercial insurance and other	66,270	67,847	64,449	63,688	65,509	61,960

	361,795	357,806	335,918	339,530	348,983	346,454

Average length of stay:
Medicare	27.4	28.9	27.8	27.0	26.6	27.7
Medicaid	48.7	50.3	47.1	51.1	48.4	47.9
Medicare Advantage	31.6	34.4	32.8	32.8	32.2	33.7
Commercial insurance and other	36.5	37.7	36.9	36.9	34.1	33.2
Weighted average	31.0	32.8	31.8	31.5	30.4	31.1

Revenues per admission:
Medicare	$34,128	$35,717	$34,721	$36,029	$37,262	$37,748
Medicaid	41,853	42,271	40,798	50,577	45,160	45,759
Medicare Advantage	42,167	46,448	45,679	46,305	46,387	46,950
Commercial insurance and other	68,691	66,385	64,431	65,774	61,286	63,716
Weighted average	40,806	42,206	41,207	43,117	42,872	43,769

Revenues per patient day:
Medicare	$1,247	$1,236	$1,248	$1,332	$1,401	$1,362
Medicaid	860	841	866	990	934	954
Medicare Advantage	1,335	1,350	1,391	1,412	1,440	1,392
Commercial insurance and other	1,880	1,760	1,748	1,784	1,797	1,922
Weighted average	1,316	1,289	1,294	1,370	1,411	1,406

Medicare case mix index (discharged patients only)	1.12	1.16	1.14	1.17	1.22	1.23

Average daily census	3,976	3,932	3,651	3,691	3,878	3,807
Occupancy %	67.9	67.1	62.2	62.1	66.0	64.7

Annualized employee turnover %	25.0	25.9	25.7	25.2	21.3	22.1

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218	218	218
Managed	4	4	4	4	4	4

	222	222	222	222	222	222

Number of licensed beds:
Owned or leased	27,569	27,449	27,422	27,252	27,138	27,138
Managed	485	485	485	485	485	485

	28,054	27,934	27,907	27,737	27,623	27,623

Revenue mix %:
Medicare	35	35	33	34	35	35
Medicaid	42	43	43	43	41	41
Medicare Advantage	5	5	5	5	6	6
Private and other	18	17	19	18	18	18

Patient days (excludes managed facilities):
Medicare	401,468	394,520	365,125	361,977	374,853	375,140
Medicaid	1,356,401	1,347,763	1,387,819	1,374,670	1,326,654	1,323,157
Medicare Advantage	64,929	68,850	69,655	69,083	80,352	82,652
Private and other	413,510	406,564	419,071	420,193	403,320	415,510

	2,236,308	2,217,697	2,241,670	2,225,923	2,185,179	2,196,459

Patient day mix %:
Medicare	18	18	16	16	17	17
Medicaid	61	61	62	62	61	60
Medicare Advantage	3	3	3	3	4	4
Private and other	18	18	19	19	18	19

Revenues per patient day:
Medicare Part A	$428	$430	$433	$455	$457	$459
Total Medicare (including Part B)	461	465	474	497	497	500
Medicaid	159	166	163	163	165	167
Medicare Advantage	369	373	370	381	380	392
Private and other	229	227	230	231	235	232
Weighted average	232	237	232	237	243	245

Average daily census	24,575	24,370	24,366	24,195	24,280	24,137
Admissions	18,215	17,634	16,903	17,234	18,166	18,456
Occupancy %	89.3	89.1	89.2	88.9	89.3	88.9
Medicare average length of stay	35.2	35.7	36.5	34.8	34.8	35.5

Annualized employee turnover %	48.2	50.2	51.0	48.9	37.9	39.9

Rehabilitation data:
Revenue mix %:
Company-operated	65	64	62	61	61	60
Non-affiliated	35	36	38	39	39	40

Sites of service (at end of period)	650	658	659	655	661	659
Revenue per site	$160,767	$161,578	$162,058	$167,492	$177,984	$182,775

Therapist productivity %	81.9	81.3	80.1	82.3	84.8	84.8

Annualized employee turnover %	13.1	13.5	13.2	13.3	10.9	11.6

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2009		2008		2009		2008
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Income from continuing operations:
As reported in Statement of Operations	$17,538	$17,538	$19,477	$19,477	$40,879	$40,879	$36,687	$36,687
Allocation to participating unvested restricted stockholders	(323)	(322)	(461)	(452)	(762)	(759)	(903)	(887)

Available to common stockholders	$17,215	$17,216	$19,016	$19,025	$40,117	$40,120	$35,784	$35,800

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(897)	$(897)	$(528)	$(528)	$(1,478)	$(1,478)	$(3,048)	$(3,048)
Allocation to participating unvested restricted stockholders	17	17	12	12	28	27	75	74

Available to common stockholders	$(880)	$(880)	$(516)	$(516)	$(1,450)	$(1,451)	$(2,973)	$(2,974)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$(24,051)	$(24,051)	$2,712	$2,712	$(24,051)	$(24,051)	$2,712	$2,712
Allocation to participating unvested restricted stockholders	442	441	(64)	(63)	448	447	(67)	(66)

Available to common stockholders	$(23,609)	$(23,610)	$2,648	$2,649	$(23,603)	$(23,604)	$2,645	$2,646

Net income (loss):
As reported in Statement of Operations	$(7,410)	$(7,410)	$21,661	$21,661	$15,350	$15,350	$36,351	$36,351
Allocation to participating unvested restricted stockholders	136	136	(513)	(503)	(286)	(285)	(895)	(879)

Available to common stockholders	$(7,274)	$(7,274)	$21,148	$21,158	$15,064	$15,065	$35,456	$35,472

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,307	38,307	37,714	37,714	38,246	38,246	37,579	37,579

Dilutive effect of employee stock options		108		760		120		694

Adjusted weighted average shares outstanding - diluted computation		38,415		38,474		38,366		38,273

Earnings (loss) per common share:
Income from continuing operations	$0.45	$0.45	$0.50	$0.49	$1.05	$1.05	$0.95	$0.94
Discontinued operations:
Loss from operations	(0.02)	(0.02)	(0.01)	(0.01)	(0.04)	(0.04)	(0.08)	(0.08)
Gain (loss) on divestiture of operations	(0.62)	(0.62)	0.07	0.07	(0.62)	(0.62)	0.07	0.07

Net income (loss)	$(0.19)	$(0.19)	$0.56	$0.55	$0.39	$0.39	$0.94	$0.93

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Second Quarter Results Exceed Company’s Guidance

August 4, 2009

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2009 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2009 Earnings Guidance Ranges (a)
	As of August 4, 2009		As of May 4, 2009
	Low	High	Low	High

Operating income	$578	$584	$582	$588

Rent	353	353	355	355
Depreciation and amortization	126	126	126	126
Interest, net	8	8	8	8

Income from continuing operations before income taxes	91	97	93	99
Provision for income taxes	37	40	39	42

Income from continuing operations	54	57	54	57
Allocation to participating unvested restricted stockholders	1	1	1	1

Available to common stockholders	$53	$56	$53	$56

Earnings per diluted share	$1.35	$1.45	$1.35	$1.45

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0

(a)	The Company indicated that the earnings guidance for continuing operations reflects the estimated impact of the final rules issued by CMS on July 31, 2009 related to payment rates for LTAC hospitals and nursing centers. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

- END -